                            CERTIFICATE OF AMENDMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                 N-T HOLDINGS, INC.


     N-T Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling a meeting of the stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Amended and Restated Certificate of Incorporation be amended by changing Article I, so that, as amended, such Article shall be and read as follows:

                                         "I

     The name of this Corporation is:  PacifiCare Health Systems, Inc."

     2. Thereafter, pursuant to a resolution of the Board of Directors, the above amendment was submitted to the stockholder of the Corporation for its approval in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware at a meeting duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     3. The above amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.


     IN WITNESS WHEREOF, N-T Holdings, Inc. has caused this Certificate of Amendment to be signed by its President and Secretary this 14th day of February, 1997.

                                             N-T HOLDINGS, INC.



                                             By:
                                                -----------------------------
                                                  Alan R. Hoops, President

ATTEST:

By:
   -------------------------------
   Joseph S. Konowiecki, Secretary